UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 6, 2026

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33886	22-2786081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	file Number)	Identification No.)

4295 Hamilton Mill Road, Suite 100, Buford, Georgia	30518
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 209-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACFN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On November 6, 2026 Acorn Energy, Inc. (the “Registrant”), with the approval of the Audit Committee of the Registrant’s Board of Directors, dismissed CBIZ CPAs P.C. (“CBIZ”) as the Registrant’s independent registered public accounting firm.

Neither of the reports of CBIZ on the financial statements of the Registrant for either of the past two fiscal years ended December 31, 2025 and December 31, 2024, respectively, contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, respectively, and the subsequent interim period through November 6, 2026, there were no disagreements with CBIZ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of CBIZ, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Registrant’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, respectively, and the subsequent interim period through November 6, 2026, the Registrant had the following “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) (all of which were remediated in 2025): As disclosed in Part II, Item 9A of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, there were material weaknesses identified in the Registrant’s internal control over financial reporting as of the end of such fiscal year related to ineffective design and operation of information technology general controls, internal controls over financial reporting related to segregation of duties and journal entries, and controls, including management review controls, over the Registrant’s projected financial information within its deferred tax asset valuation allowance analysis.

The Registrant has provided CBIZ with a copy of the above disclosures prior to this filing with the Securities and Exchange Commission (the “Commission”). A letter to the Commission, dated November 13, 2026, from CBIZ regarding its concurrence or disagreement with the statements made by the Registrant in this current report concerning the dismissal of CBIZ as the Registrant’s independent registered public accounting firm is attached as Exhibit 16.1 hereto.

(b) On November 6, 2026, the Registrant, with the approval of the Audit Committee of the Registrant’s Board of Directors, engaged M&K CPAS, PLLC (“M&K”) as the Registrant’s independent registered public accounting firm. During the Registrant’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, respectively, and the subsequent interim period through November 6, 2026, neither the Registrant nor anyone on its behalf has consulted with M&K with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, and neither a written report nor oral advice was provided to the Registrant that M&K concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from CBIZ CPAs P.C. dated November 13, 2026
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of November, 2026.

ACORN ENERGY, INC.

By:	/s/ Tracy S. Clifford
Name:	Tracy S. Clifford
Title:	Chief Financial Officer